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                                                                   Exhibit 10.11

ALTEON

                                                        Alteon Inc.
                                            170 William Drive - Ramsey, NJ 07446
                                             (201) 934-5000- Fax (201) 934-8880

                             DISTRIBUTION AGREEMENT

THIS AGREEMENT is made this 25th day of September, 1995 by and between ALTEON INC. of 170 Williams Drive, Ramsey, New Jersey 07446, USA (hereinafter called "Alteon") of the one part and ERYPHILE BV of Marten Meesweg 51, 3068 AV Rotterdam, the Netherlands (hereinafter called "Eryphile") of the other part

WHEREAS :

(A) Alteon has developed and is the owner of the proprietary rights to the Product (as hereinafter defined), and

(B) Alteon and Eryphile desire to enter into an agreement pursuant to which Eryphile will have the sole and exclusive right to market, distribute and sell such Product in the Territory (as hereinafter defined)

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, THE PARTIES HERETO AGREE as follows :

Grant and Acceptance of Rights

  1.01 Alteon, subject to the terms and conditions of this Agreement, hereby grants to Eryphile the sole and exclusive right to purchase the Product for re-sale in the Territory (as such terms "Product" and "Territory" are defined in Section 2), and Eryphile accepts such appointment. Said appointment shall mean that Alteon shall not appoint any third party for the promotion, distribution or sale of the Product (whether under Alteon's own or any other trademarks) in the Territory, and shall not itself distribute or sell the same in or to the Territory. Alteon shall refer to Eryphile all contacts for the sale of and any enquiries relating to the Product in the Territory.

  1.02   Eryphile shall be an independent contractor under this Agreement.
         Except as otherwise provided in this Agreement or expressly agreed between the parties hereafter in writing, Eryphile is not authorised to: (i) enter into agreements for or on behalf of Alteon; (ii) create any obligation or liability, express or implied, for or on behalf of Alteon; (iii) accept settlement of any debt or other obligation due or owed to Alteon; (iv) accept service of process for Alteon; or (v) bind Alteon in any manner or thing whatsoever; and Eryphile shall not list, print or display Alteon's name in such manner as to indicate or imply that there is an employer-employee or principal-agent relationship between Alteon and Eryphile. Distribution Agreement Page 2
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                                                                   Exhibit 10.11

Distribution Agreement                                                    Page 2

  1.03 Subject to its material compliance with all applicable laws and regulations and except as otherwise provided in this Agreement, Eryphile shall have full control over the manner and means of performing its obligations hereunder. All expenses incurred by Eryphile in connection with the performance of such obligations, including the appointment and remuneration of employees, agents or representatives, shall be the sole responsibility of Eryphile.

2.       Product and Territory

  2.01 The Product is described in Exhibit A hereto, and includes any and all ancillary products relating thereto and any and all modifications, improvements, developments or replacements of or appertaining to such Product except that the Product shall in all events be therapeutic dosage forms only in finished product form only. The parties from time to time by mutual agreement in writing may add to such Exhibit any other existing or future product of Alteon.

  2.02 The "Territory" shall consist of the countries specified in Exhibit B hereto and such other countries (if any) as the parties from time to time to time may add to such Exhibit by mutual agreement in writing.

  2.03 Eryphile is not acquiring any rights to the Product outside the Territory. Accordingly, Eryphile shall not sell any Product to anyone outside the Territory, and shall not sell any Product to anyone in the Territory who either Eryphile or Alteon has reasonable grounds to believe might resell it outside the Territory or might permit any Product obtained by it to be transported outside the Territory.

  2.04 Alteon is and will at all times be the owner of all rights to the Product, including registrations with governmental authorities in the Territory, except for the distribution rights granted pursuant to this Agreement.

3.       Promotion and Sale of Product

  During the term of this Agreement:

  3.01 Eryphile shall use its best efforts in the registration and related clinical testing, promotion, distribution and sale of the Product in the Territory. Such efforts in Israel and South Africa shall not be less than the efforts which it devotes to new products of comparable commercial promise in countries with comparable market opportunities.

  3.02   Eryphile shall organize and maintain a competent promotional and selling organization for the Product in the Territory, and hold an inventory of the Product sufficient to meet market demand therefor in the Territory without undue delay.
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                                                                   Exhibit 10.11

Distribution Agreement                                                    Page 3

  3.03 Alteon shall provide Eryphile with reasonable quantities of such English-language promotional and advertising material as it from time to time shall have available on the Product. On the basis of such material, Eryphile shall be responsible for the preparation of such local-language promotional and advertising material as may be required, such material to be subject to the reasonable prior approval of Alteon. Alteon shall also provide Eryphile with such quantities of samples of the Products as from time to time shall be reasonably agreed between the parties.

  3.04 Eryphile shall refer to Alteon all enquiries for the Product from outside the Territory.

  3.05 Alteon undertakes to provide Eryphile as and when appropriate with scientific, technical and clinical advice and information in relation to the Product, and to respond promptly and constructively to enquiries or recommendations made from time to time by Eryphile, whether on its own initiative or at the request of opinion leaders or other interested parties in the Territory, concerning the use of the Product or possible improvements or modifications thereof.

  3.06 Eryphile shall comply with all health registration laws, regulations and orders of any government authority within the Territory and with all other governmental requirements applicable to its sales activities with respect to the Product. Alteon shall furnish Eryphile with such assistance and cooperation as may reasonably be requested in connection with compliance with such governmental requirements, including without limitation the file of clinical and other data and such samples of the Product or its active ingredients as may be required for registration purposes. Eryphile shall also use its best efforts to obtain, at its own expense, any import license, foreign exchange permit, or other permit or approval it may need for the performance of its duties under this Agreement. In particular and whenever appropriate, Eryphile will proceed expeditiously to take all such steps as shall be reasonably necessary to obtain regulatory approval for each and every new application or therapeutic dosage form of the Product, including the conduct, at Eryphile's expense, of further clinical trials or similar procedures within the Territory to the extent (if any) required in each case. All registrations, licences, permits and other government approvals and filings relating to the Product shall specify that Alteon is the owner of the Product and of the registrations and all other rights to the Product except for the distribution rights granted pursuant to this Agreement.

  3.07 The Product shall be packaged and labelled for distribution and sale in the Territory in accordance with local law in a manner to be mutually agreed between the parties. Eryphile shall be entitled to have included on such packaging and labelling an indication that it is the territorial source of the Product.
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                                                                   Exhibit 10.11

Distribution Agreement                                                    Page 4

  3.08 Eryphile undertakes not, without the prior written consent of Alteon, to promote and sell in the Territory any product which is used for the same therapeutic purpose as the Product.

4.       Planning & Minimum Standards

  4.01 Prior to 30th September of each year during the continuance of this Agreement, Eryphile will submit to Alteon a plan for the marketing, distribution and sale of the Product in the Territory during the next calendar year (hereinafter referred to as "the Plan"), the first such Plan to be annexed to this Agreement.

  4.02 The Plan will include, on a country by country basis, Eryphile's forecasted sales and marketing programme for the relevant year in respect of each therapeutic dosage form of the Product and will propose for such year in relation to Israel and South Africa respectively:

         4.2.1 a minimum purchase quota (hereinafter referred to as the "Minimum Quota"), and

         4.2.2 a minimum program of marketing efforts (hereinafter referred to as the "Minimum Program").

  4.03 The Minimum Quotas and Minimum Programs for the said countries for each calendar year will be finally established by mutual agreement between the parties prior to the first day of the relevant year, failing which an expert shall be appointed to resolve the open issues outstanding between the parties, such expert to be named by mutual agreement of the parties or, failing which and at the request of either party, by the Secretary-General of the International Chamber of Commerce.

  4.04   It is agreed with respect to Minimum Quotas that

         4.4.1 they shall not exceed seventy per cent (70%) of reasonable full purchase forecasts for the countries respectively concerned for each relevant year;

         4.4.2 in the fixing of Minimum Quotas in accordance herewith, reasonable regard shall be taken of the sales of the Product by Alteon or Alteon licensees in other comparable markets, according to the guidelines included in Exhibit B hereto.

  4.05 In the event that, in any calendar year, Eryphile shall fail in either Israel or South Africa to meet both the applicable Minimum Quota and Minimum Program, Alteon shall be entitled within ninety (90) days of the end of such year to serve a written
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                                                                   Exhibit 10.11

Distribution Agreement                                                    Page 5

         notice upon Eryphile, removing the country in question from the Territory with effect 120 days from the date of such notice, provided however that if Eryphile places orders with Alteon for Product within such 120 days, for delivery within 90 days, in quantities equal to or greater than the shortfall from the Minimum Quota during the prior calendar year plus any shortfall from the pro rata portion of the Minimum Quota for the current calendar year, such notice shall not take effect and that country shall remain within the Territory.

  4.06 In the event that Eryphile is no longer distributing the Product in either Israel or South Africa, its distribution rights for Bulgaria, Cyprus and Jordan shall be terminated and this Agreement shall be terminated.

5.       Prices and Terms of Sale

  5.01 The price from Alteon to Eryphile for the Product will be established by Alteon, in reasonable consultation with Eryphile, once the Product is approved for sale in Israel. Alteon may change said price from time to time upon giving Eryphile written notice of the change at least ninety (90) days in advance of the effective date thereof. The new price will apply to all orders accepted by Alteon after said effective date, and also to orders accepted by Alteon prior to such date in the case of any quantities of the Product ordered for shipment more than ninety (90) days after that date. Alteon agrees, notwithstanding the foregoing, that the prices charged by it to Eryphile shall not exceed Alteon's lowest prices to other distributors for similar quantities.

  5.02   Alteon will use reasonable commercial efforts to meet each order for the Product placed by Eryphile on or before the requested shipment date, provided such date is at least sixty (60) days from the date on which Alteon receives the order. Orders from Eryphile shall be deemed accepted by Alteon unless rejected in writing within fourteen (14) days of receipt of order. Alteon reserves the right to specify a different reasonable shipment date by written notice to Eryphile given within such fourteen (14) days' period, failing which the shipment date requested by Eryphile shall be deemed accepted. Shipments shall be made pursuant to Eryphile's instructions; all deliveries shall be properly packed for overseas shipment. It is understood that Eryphile may use its normal purchase order form with respect to its purchases of the Product, which form may specify (inter alia) the quantity of the
         Product ordered, the method of shipment, the requested shipment date(s), and the destination to which shipment is to be made. Such form shall be used for convenience only, however, and any terms or conditions on such form which are inconsistent with the terms and conditions of this Agreement shall have no force or effect whatsoever as between the parties, regardless of whether Alteon might otherwise be deemed to have accepted such form by reason of its acknowledgement or execution thereof.
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                                                                   Exhibit 10.11

Distribution Agreement                                                    Page 6

  5.03 All payments due to Alteon from Eryphile for the Product hereunder shall be payable in US Dollars within ninety (90) days of date of invoice to such bank account as Alteon from time to time may designate. The terms of sale shall be FOB Alteon's warehouse. Eryphile agrees to pay and to hold Alteon harmless from all import duties, sales, use, excise or other taxes, and all costs of transportation, brokerage, handling and insurance, applicable to the delivery of the Product hereunder from point of shipment.

  5.04 During the term of this Agreement, if Eryphile so requests, Alteon will give reasonable consideration to modification of this Agreement to provide for the supply of Product in bulk form for repackaging in final dosage form by Eryphile, provided Alteon deems such arrangement to be in the best interests of both parties under terms and conditions acceptable to Alteon.

6.       Term of Agreement and Termination

  6.01 Subject to earlier termination as provided for in this Section 6, this Agreement shall be for an initial period commencing on the date hereof and ending on the last day of the tenth (10th) year following the date upon which regulatory approval is issued for the sale of the Product in Israel. Thereafter, this Agreement shall automatically continue for further consecutive periods of three (3) years each, unless and until it is terminated on the last day of said initial period or of any such further period by one party serving upon the other party not less than one hundred and twenty (120) days' prior written notice to such effect.

  6.02 In the event of a material default by either party in the performance of any of its obligations under this Agreement, the other party shall have the right to give written notice to the defaulting party advising such party of the default involved. If the defaulting party shall not have remedied such default within ninety (90) days (or, in the case of the breach of a financial obligation, 30 days) after receipt of such notice, the other party shall have the right, in addition to any other rights or remedies it may have, to terminate this Agreement immediately upon giving a further written notice to the defaulting party.

  6.03 Either party may immediately terminate this Agreement at any time by giving written notice of such termination in the event that the other party is adjudged insolvent or institutes or permits to be instituted against it (without a dismissal thereof within 90 days) any proceedings in consequence of debt under any applicable law.

  6.04 Upon the effective date of termination of this Agreement for whatever reason, the right of Eryphile to promote, distribute and sell the Product in the Territory shall cease. Thereupon, Alteon shall re-purchase Eryphile's outstanding stock of the
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                                                                   Exhibit 10.11

Distribution Agreement                                                    Page 7

         Product in saleable condition at a price equivalent to Eryphile's landed cost therefor, FOB Eryphile's warehouse, provided, that Alteon shall not be required to purchase more than 50% of the amount of Product sold by Eryphile in the previous 12 months, and further provided that Alteon shall have no obligation to re-purchase any Product if the termination of this Agreement is on account of a breach of contract by Eryphile.

  6.05 Alteon shall continue to meet Eryphile's orders for the Product placed prior to the effective date of termination hereof, but no termination of this Agreement shall in any manner whatsoever release, or be construed as releasing, either party from any liability to the other arising out of or in connection with such party's breach of or failure to perform any covenant, undertaking or obligation contained in this Agreement.

7.       Warranties

         Alteon warrants that the Product will be manufactured in accordance with generally accepted good manufacturing practices in the pharmaceutical industry, will meet its specifications and will be free from defects in materials or workmanship. Alteon shall promptly replace any Product found to be defective without charge or expense to Eryphile. Any such defective Product shall, at Alteon's election and cost, be either returned to Alteon or destroyed.

         Alteon makes no other warranty of any kind and excludes and disclaims, to the extent permitted by applicable law, any and all implied warranties, including (without limitation) those concerning the merchantability of the Product or its suitability for any particular purpose or use. Alteon excludes, in particular, any liability for indirect or consequential damages.

         Should Eryphile make any warranty or representation inconsistent with or in addition to the warranties of Alteon stated in this Section 7, Eryphile shall at its own expense defend and hold harmless Alteon from any claim to the extent it is based upon such inconsistent or additional warranty or representation.

8.       Trademarks and Trade Names

  8.01 Eryphile recognizes the validity of Alteon's trademarks and trade names as set forth in Exhibit C hereto and such other trademarks and trade names as Alteon may designate for the Product, acknowledges that the same are the property of Alteon, and agrees not to infringe upon, harm or contest the rights of Alteon to its trademarks and trade names.
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                                                                   Exhibit 10.11

Distribution Agreement                                                    Page 8

  8.02 Eryphile shall not use any of Alteon's trademarks or trade names, except in conformity with this Agreement or as otherwise approved in writing by Alteon. Eryphile shall not use Alteon's trademarks or trade names in connection with any products other than the Product, but shall have the right during the continuance hereof to use the same in connection with the Product.

  8.03 Eryphile agrees that upon termination of this Agreement for any reason it will destroy or, at Alteon's option, return to Alteon any advertising, promotional or other materials bearing any of Alteon's trademarks or trade names.

  8.04 Alteon shall take prompt action at its expense to stop all infringements in the Territory of its trademarks and trade names (including court actions, if necessary) whenever it determines such to be commercially reasonable. If Alteon decides that it would not be commercially reasonable to take such action, Eryphile may do so, at its expense, in the names of both Alteon and Eryphile.

9.       Intellectual Property Claims

         Alteon will defend, indemnify and hold harmless Eryphile against any and all third party claims of patent, trademark or other intellectual property infringement which may be asserted against Eryphile because of its marketing, advertising or sale of the Product in the Territory (except for claims of infringement of a trade name or trademark other than one covered by this Agreement). In such event, Alteon will bear all losses, damages, costs and expenses suffered or incurred by Eryphile in connection with any such claim and the defense thereof, or as a result of any settlement made or judgement rendered on the basis of such claim. Alteon shall have sole and exclusive control of the defense of any such claim and shall have the right to settle or compromise any claims on terms acceptable to Alteon. Notwithstanding the provisions of Section 6 of this Agreement, Alteon shall have right, upon notice to Eryphile, to withdraw the affected dosage form or forms of the Product from sale for any country for which such claim is made and to amend this Agreement accordingly.

10.      Product Liability Claims

         Alteon shall defend, indemnify and hold harmless Eryphile against any and all product liability claims arising out of the use of the Product, except to the extent that such claims arise out of or relate to mishandling (including improper storage), modification or misuse of the Product, product claims which were not expressly approved by Alteon, or other negligence or wrongful action or inaction by Eryphile, its employees or agents. Eryphile shall give Alteon prompt notice of every complaint, claim or suit known to Eryphile concerning the Product, keep Alteon fully informed of the status of each, and afford Alteon reasonable access to its
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                                                                   Exhibit 10.11

Distribution Agreement                                                    Page 9

         records pertaining to such complaint, claim or suit. Alteon shall have the right to defend and control the defense of, or to settle, any such claim. Eryphile shall have the right, at its own expense, to participate in any such defense action or settlement negotiations.

         Eryphile shall likewise defend, indemnify and hold harmless Alteon as to any product liability claims arising out of the use of the Product in the Territory to the extent that such claims arise out of or relate to mishandling (including improper storage), modification or misuse of the Product, product claims which were not expressly approved by Alteon, or other negligence or wrongful action or inaction by Eryphile, its employees or agents.

11.      Confidential Information

         Each party agrees that it will treat in the strictest confidence all oral and written communications from the other party which are designated, or which should reasonably be regarded in a normal commercial view, as constituting business secrets or proprietary information (hereinafter referred to as "Proprietary Information"). Each party agrees to refrain from disclosing or making available to any third party and to refrain from using for any purpose other than the implementation of the Agreements between the parties any of the other party's Proprietary Information without such other party's prior written consent. Each party also agrees to reveal Proprietary Information only to those persons who have a need to know it in connection with the implementation of such Agreements and who are required to keep it confidential, and to impose upon its respective affiliates, employees and agents the same obligations with respect to said other party's Proprietary Information as it employs with respect to its own confidential information. The provisions of this Section shall survive the termination of this Agreement.

         Proprietary Information hereunder shall not, however, include information

         (i) which is in or enters the public domain through no breach of this Agreement, or

         (ii) which is known to the party receiving the same at the time of disclosure, as evidenced by such party's prior written records, or

         (iii) which such party may receive from a third party lawfully entitled to disclose the same.
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                                                                   Exhibit 10.11

Distribution Agreement                                                   Page 10

12.      Miscellaneous Provisions

  12.01  Rights Cumulative

         Each and all of the respective rights and remedies of the parties hereunder shall be considered to be cumulative with and in addition to any other rights or remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof, nor the waiver of any other right or remedy available to either party.

  12.02  Notices

         Any notice or other formal communication which either party may wish or be required to serve on the other party in connection with this Agreement shall be in writing and may be delivered by personal service or sent by registered or certified air mail, return receipt requested, with postage fully prepaid, provided that a copy of every such notice sent by mail shall be simultaneously transmitted by telefax.

         Notices shall be addressed as follows:

         If to Alteon:

         ALTEON Inc.
         170 Williams Drive
         Ramsey, NJ 07446 USA

         Telefax No: 1 - 201 - 934 0090

         If to Eryphile:

         ERYPHILE BV
         P.O.Box 2295
         3000 CG Rotterdam
         The Netherlands

         Telefax No: 31 - 20 - 661 0654

         Either party may from time to time, by notice in writing served upon the other as provided above, designate a change of address for the service of notices.

         Nothing contained in this Agreement shall excuse either party from giving oral notice to the other when prompt notification is appropriate, but such notice shall not satisfy the requirement of written notice as specified in this Section.
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                                                                   Exhibit 10.11

Distribution Agreement                                                   Page 11

  12.03  Severability

         If any provision of this Agreement is held to be void or unenforceable by or as a result of the decision of any court or other authority, which decision is binding upon the parties, the parties agree that such decision shall not result in the nullity or unenforceability of the remaining provisions of this Agreement. The parties further agree to use their mutual best efforts to replace such void or unenforceable provision in a manner which will achieve, to the extent possible, the economic, business and other purposes of said void or unenforceable provision.

  12.04  Force Majeure

         No failure to observe any of the terms or conditions of this Agreement shall be deemed to be a breach of this Agreement, if the same is caused by or arises out of one or more of the following conditions, namely: acts of God; acts, regulations or laws of any government or similar authority; war; civil commotion; destruction of facilities or materials by fire, earthquake or storm; labor disturbances; epidemics; failure of public utilities or of suppliers; or any other event, matter or thing wheresoever occurring and whether or not of the same class or kind as those set forth above, which is not reasonably within the control of the affected party. However, the parties shall endeavor to avoid or cure all such conditions, and any party temporarily excused from performance by such conditions shall resume performance promptly when such conditions are removed. Any party claiming any such conditions as an excuse for delay in performance shall give prompt notice in writing of such conditions to the other party. The parties, furthermore, while any such conditions shall prevail, will cooperate by reasonable mutual agreement to minimize the effects of such conditions by adopting any suitable temporary measures which may be available to them.

  12.05  Choice of Law

         The internal laws of the State of New Jersey, without reference to any principles concerning conflicts of law, shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereunder.

  12.06  Arbitration

         Any dispute or claim in any way arising out of or relating to this Agreement shall be finally settled by arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce. In the event that the request for arbitration shall be submitted by Alteon, the arbitration shall be held in Tel-Aviv, Israel, and in the event that such request shall be made by Eryphile, the arbitration shall take
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                                                                   Exhibit 10.11

Distribution Agreement                                                   Page 12

         place in New Jersey, USA. The language to be used in the proceedings shall be English, and each party shall bear one half of the costs of the arbitration. The decision of the arbitrator(s) shall be definitive, binding and without appeal, and judgement upon the award rendered may be entered in any court of competent jurisdiction.

  12.07  Interpretation

         (i) The headings used at the beginnings of the Sections and certain sub-sections of this Agreement are for convenience only and form no part hereof. They are not to serve as a basis for interpretation or construction of this Agreement, nor as evidence of the intention of the parties.

         (ii) References in this Agreement to the plural shall where the context so admits include the singular, and vice versa.

  12.08  Counterparts

         This Agreement may be executed in separate counterparts, each of which shall be deemed an original and, when executed separately or together, shall constitute a single original instrument, effective in the same manner as if the parties had executed one and the same instrument.

  12.09  Waiver

         No waiver of any term or condition of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be, or construed as a further or continuing waiver of any such term or condition, or as a waiver of any other term or condition of this Agreement.

  12.10  Entire Agreement

         This Agreement and the Clinical Testing Agreement between the parties of even date herewith are intended by the parties to be the final expression of their agreement as to the subject matter herein and therein, and constitute the entire understanding between them with respect thereto. They are a complete and exclusive statement of the terms and conditions of such understanding, and shall supersede any and all prior correspondence, conversations, negotiations, understandings or agreements relating to the same subject matter.
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                                                                   Exhibit 10.11

Distribution Agreement                                                   Page 13

  12.11  Amendments

         No change in, modification of or addition to the terms conditions contained in this Agreement shall be valid unless set forth in a written document signed by both parties, which specifically states that it constitutes an amendment hereto.

  12.12  Assignment

         Neither party to this Agreement shall assign or otherwise transfer any of its rights or obligations hereunder to any third party without the prior written approval of the other party, except that

         (a) Alteon may assign any or all of its rights and obligations hereunder to an Affiliate (as hereinafter defined), and

         (b) Eryphile may delegate or assign any or all of its rights and obligations hereunder to an Affiliate (as hereinafter defined) resident in the Territory, provided that

         (c) The Affiliate agrees in writing with the parties that it will be bound by all of the terms of the Agreement which impose obligations upon its assignor, and

         (d) The assigning party will remain fully responsible for the performance of the Affiliate to which it assigns its rights.

         "Affiliate" for the purposes hereof means a company controlling, controlled by or under common control with the party concerned, "control" meaning the holding of more than fifty per cent (50%) of the common voting stock or voting equity share capital of the relevant company.

         Eryphile, moreover, shall be entitled to engage sub-distributors in connection with its performance hereunder, but only upon terms and conditions which are consistent in all respects with those of this Agreement.

         Furthermore, Alteon may assign all of its rights and obligations hereunder without approval to any party to whom Alteon sells its related business assets.

  12.13  Successors and Assigns

         This agreement and all of its terms and conditions are intended to be fully effective and binding, to the extent permitted by applicable law, upon the successors and permitted assigns of the parties (including, in the case of Alteon, any successor in title to assets of Alteon which include rights in relation to the Product).

                                                                   Exhibit 10.11

Distribution Agreement                                                   Page 14

  12.14  Exhibits

         All exhibits referred to in and attached to this Agreement are intended to be a part of this Agreement as if set forth in full in the text hereof.


IN WITNESS WHEREOF, this Agreement has been signed by the duly authorized signatories of the parties hereto the day and year first before written,


         ALTEON INC.                                 ERYPHILE BV



by: /s/ James J. Mauzey                           by:
    -------------------                              ---------------------------
      James J. Mauzey                                      Director

Title: Chairman and  Chief Executive Officer
                                                     ---------------------------
                                                           Director

                                                                   Exhibit 10.11

Distribution Agreement                                                   Page 15



                                    EXHIBIT A

                                     Product



                                   PIMAGEDINE

                      all dosage forms for therapeutic uses

            (including all existing and future indications therefor)





                                    EXHIBIT B

                                    Territory


                           Israel (including Israeli-administered territories and the areas of Palestinian autonomy and any future political denominations of such territories and areas)

                           Bulgaria
                           Cyprus
                           Jordan
                           South Africa




  NOTE:   Guidelines for the fixing of Minimum Quotas

                  (a) in respect of Israel, the comparable market to be taken into account is Italy, and

                  (b) in respect of South Africa (to the extent of that proportion of its population enjoying a standard of living equivalent to that prevailing in Western Europe), such comparable market is the United Kingdom, on a per capita basis in each case.

                                                                   Exhibit 10.11

Distribution Agreement                                                   Page 16













                                    EXHIBIT C

                            Trademarks & Trade Names




                                     ALTEON

                                   PIMAGEDINE

                    trademark for Pimagedine to be determined